                                                                 EXHIBIT 99













                       FIRSTBANK CORPORATION AMENDED
                     AND RESTATED 401(K) AND EMPLOYEE
                           STOCK OWNERSHIP PLAN

                           FINANCIAL STATEMENTS
                        December 31, 1995 and 1994

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                              Alma, Michigan

                           FINANCIAL STATEMENTS
                        December 31, 1995 and 1994




                                 CONTENTS





REPORT OF INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . .       3

FINANCIAL STATEMENTS

  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH
    FUND INFORMATION - DECEMBER 31, 1995 . . . . . . . . . . . . . .       4

  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH
    FUND INFORMATION - DECEMBER 31, 1994 . . . . . . . . . . . . . .       5

  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR
    BENEFITS WITH FUND INFORMATION - YEAR ENDED
    DECEMBER 31, 1995. . . . . . . . . . . . . . . . . . . . . . . .       6

  NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 1995
    AND 1994 . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7


SUPPLEMENTAL SCHEDULES

  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT
    PURPOSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

  ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS . . . . . . . . . .      17

                           [CROWE, CHIZEK LOGO]


                      REPORT OF INDEPENDENT AUDITORS


To the Plan Administrator of
  Firstbank Corporation Amended and Restated
  401(k) and Employee Stock Ownership Plan
Alma, Michigan


We have audited the accompanying statements of net assets available for benefits with fund information of the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan as of December 31, 1995 and 1994, and the related statement of changes in net assets available for benefits with fund information for the year ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements as a whole.

                                   /S/ CROWE, CHIZEK AND COMPANY LLP

                                   Crowe, Chizek and Company LLP
Grand Rapids, Michigan
September 18, 1996

---------------------------------------------------------------------------

FIRSTBANK CORPORATION AMENDED AND RESTATED 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                 December 31, 1995
----------------------------------------------------------------------------------------------------------------------------------

                               . . . . . . . . . . . . . . . . . . . . PARTICIPANT DIRECTED. . . . . . . . . . . . . . . . . . . .

                                            FEDERATED
                                FIRSTBANK  MONEY MARKET    FEDERATED    VANGUARD
                               CORPORATION   TRUST FOR      CAPITAL     CORPORATE   FEDERATED VANGUARD  20TH CENTURY  20TH CENTURY
                                 COMMON    U.S. TREASURY  PRESERVATION  LONG-TERM    STOCKS   INDEX 500    GROWTH        ULTRA
                                  STOCK     OBLIGATIONS       FUND      BOND FUND     FUND      FUND        FUND         FUND
                                  -----     -----------      ----       ---------     ----      ----         ----        ----
ASSETS
  Investments, at fair value
   (Notes 2 and 4)
      Common stock             $777,308
      Mutual funds                           $293,810      $242,099      $224,553   $123,984   $326,884     $139,327    $165,173
      Loans
                               --------      --------      --------      --------   --------   --------     --------    --------

NET ASSETS AVAILABLE
  FOR BENEFITS                 $777,308      $293,810      $242,099      $224,553   $123,984   $326,884     $139,327    $165,173
                               ========      ========      ========      ========   ========   ========     ========    ========


















--------------------------------------------------------------------------------

                See accompanying notes to financial statements.




------------------------------------------------------------------------------------

 . . .PARTICIPANT DIRECTED. . .     . .NON-PARTICIPANT DIRECTED. .
                                    FIRSTBANK          FIRSTBANK
   T. ROWE                         CORPORATION        CORPORATION
    PRICE                            COMMON             COMMON
 INTERNATIONAL                       STOCK-             STOCK-
    STOCK          PARTICIPANT        ESOP               ESOP
    FUND              LOANS        (ALLOCATED)       (UNALLOCATED)          TOTAL
    ----              -----        -----------       -------------          -----



                                    $2,913,426                            $3,690,743
  $244,937                                                                 1,760,767
                     $14,135                                                  14,135
  --------           -------        ----------          -------           ----------


  $244,937           $14,135        $2,913,426          $     0           $5,465,636
  ========           =======        ==========          =======           ==========


















--------------------------------------------------------------------------------

FIRSTBANK CORPORATION AMENDED AND RESTATED 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                 December 31, 1994
----------------------------------------------------------------------------------------------------------------------------------

                               . . . . . . . . . . . . . . . . . . . . PARTICIPANT DIRECTED. . . . . . . . . . . . . . . . . . . .

                                            FEDERATED
                                FIRSTBANK  MONEY MARKET    FEDERATED    VANGUARD
                               CORPORATION   TRUST FOR      CAPITAL     CORPORATE   FEDERATED VANGUARD  20TH CENTURY  20TH CENTURY
                                 COMMON    U.S. TREASURY  PRESERVATION  LONG-TERM    STOCKS   INDEX 500    GROWTH        ULTRA
                                  STOCK     OBLIGATIONS       FUND      BOND FUND     FUND      FUND        FUND         FUND
                                  -----     -----------      ----       ---------     ----      ----         ----        ----
ASSETS
  Investments, at fair value
   (Notes 2 and 4)
      Common stock             $521,846
      Mutual funds                           $297,682      $209,156      $150,424   $ 76,521   $185,321     $ 96,943    $ 92,572
                               --------      --------      --------      --------   --------   --------     --------    --------

NET ASSETS AVAILABLE
  FOR BENEFITS                 $521,846      $297,682      $209,156      $150,424   $ 76,521   $185,321     $ 96,943    $ 92,572
                               ========      ========      ========      ========   ========   ========     ========    ========



















--------------------------------------------------------------------------------

                See accompanying notes to financial statements.




--------------------------------------------------------------------------------

  PARTICIPANT         . .NON-PARTICIPANT DIRECTED. .
 . .DIRECTED. .         FIRSTBANK         FIRSTBANK
   T. ROWE            CORPORATION       CORPORATION
    PRICE               COMMON            COMMON
 INTERNATIONAL          STOCK-            STOCK-
    STOCK                ESOP              ESOP
    FUND             (ALLOCATED)       (UNALLOCATED)          TOTAL
    ----             -----------       -------------          -----



                     $2,201,501          $229,640          $2,952,987
  $162,085                                                  1,270,704
  --------           ----------          --------          ----------


  $162,085           $2,201,501          $299,640          $4,223,691
  ========           ==========          ========          ==========




















--------------------------------------------------------------------------------

FIRSTBANK CORPORATION AMENDED AND RESTATED 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                 December 31, 1995
----------------------------------------------------------------------------------------------------------------------------------

                               . . . . . . . . . . . . . . . . . . . . PARTICIPANT DIRECTED. . . . . . . . . . . . . . . . . . . .

                                            FEDERATED
                                FIRSTBANK  MONEY MARKET    FEDERATED    VANGUARD
                               CORPORATION   TRUST FOR      CAPITAL     CORPORATE   FEDERATED VANGUARD  20TH CENTURY  20TH CENTURY
                                 COMMON    U.S. TREASURY  PRESERVATION  LONG-TERM    STOCKS   INDEX 500    GROWTH        ULTRA
                                  STOCK     OBLIGATIONS       FUND      BOND FUND     FUND      FUND        FUND         FUND
                                  -----     -----------      ----       ---------     ----      ----         ----        ----
ADDITIONS TO NET ASSETS
 ATTRIBUTABLE TO:
  Investment income
   Net appreciation in fair
    value of investments
    (Note 4)                   $137,309                                  $ 29,515   $ 18,846   $ 71,186     $  1,548    $ 32,008
   Interest                         842      $    140      $     39            40        870         51           30          36
   Dividends - cash              16,799        14,640        11,832        12,749     10,361      7,733       19,289       8,656
   Dividends - stock             28,712

  Contributions:
   Employer                      27,254         2,325        11,317        12,731      7,333     21,991        8,222      12,111
   Employee                      62,843         4,140        21,948        27,132     13,172     44,845       14,997      25,594
    Rollovers from other
     plans                        1,151        15,000                                  2,645      1,495
  Allocation of 11,202 shares
   of Firstbank Corporation
   common stock, at market
                               --------      --------      --------      --------   --------   --------     --------    --------
    Total additions             274,910        36,245        45,136        82,167     53,227    147,301       44,086      78,405

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTABLE TO:
  Benefits paid to
   participants                  23,099        40,117        11,760         4,719      2,393      3,852        1,572         357
  Allocation of 11,202 shares
   of Firstbank Corporation
   common stock, at market
                               --------      --------      --------      --------   --------   --------     --------    --------
    Total deductions             23,099        40,117        11,760         4,719      2,393      3,852        1,572         357
                               --------      --------      --------      --------   --------   --------     --------    --------



                                     -9-

NET INCREASE                    251,811        (3,872)       33,376        77,448     50,834    143,449       42,514      78,048

Inter-fund transfers              3,651                        (433)       (3,319)    (3,371)    (1,886)        (130)     (5,447)

Net assets available for
 benefits
  Beginning of year             521,846       297,682       209,156       150,424     76,521    185,321       96,943      92,572
                               --------      --------      --------      --------   --------   --------     --------    --------

  End of year                  $777,308      $293,810      $242,099      $224,553   $123,984   $326,884     $139,327    $165,173
                               ========      ========      ========      ========   ========   ========     ========    ========


































--------------------------------------------------------------------------------

                See accompanying notes to financial statements.




----------------------------------------------------------------------------------

 . . .PARTICIPANT DIRECTED. . .     . .NON-PARTICIPANT DIRECTED. .
                                    FIRSTBANK         FIRSTBANK
   T. ROWE                         CORPORATION       CORPORATION
    PRICE                            COMMON            COMMON
 INTERNATIONAL                       STOCK-            STOCK-
    STOCK          PARTICIPANT        ESOP              ESOP
    FUND              LOANS        (ALLOCATED)       (UNALLOCATED)          TOTAL
    ----              -----        -----------       -------------          -----





 $ 16,494                          $  504,257         $  60,210         $  871,373
       51            $   365            3,109                                5,573
    7,080                              74,483                              183,622
                                      137,088                              165,800


   21,847                                (144)                             124,987
   41,711                                                                  256,382

    1,150                                                                   21,441


                                      289,850                              289,850
 --------            -------       ----------         ---------         ----------
   88,333                365        1,008,643            60,210          1,919,028




    2,646                             296,718                              387,233


                                                        289,850            289,850
 --------                          ----------         ---------         ----------
    2,646                             296,718           289,850            677,083
 --------            -------       ----------         ---------         ----------



                                      -11-

   85,687                365          711,925          (229,640)         1,241,945

   (2,835)            13,770



  162,085                           2,201,501           229,640          4,223,691
 --------            -------       ----------         ---------         ----------

 $244,937            $14,135       $2,913,426         $       0         $5,465,636
 ========            =======       ==========         =========         ==========



































--------------------------------------------------------------------------------

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN

The following brief description of the Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan (the Plan) is provided for general information purposes only. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan (the Plan) was established by the plan sponsor, Firstbank Corporation (the Company), effective January 1, 1988. The Bank of Alma, a subsidiary bank of Firstbank Corporation, acts as trustee for the Plan assets. The Plan is a defined contribution plan which covers all employees who are at least 21 years of age and have completed 90 days of service. The Plan has two primary features: a contributory 401(k) portion based on elective contributions from participants in the Plan and Employee Stock Ownership Plan (ESOP) Provisions.

CONTRIBUTIONS: Elective deferrals by participants under the 401(k) provisions are based on a percentage of their compensation as defined in the Plan agreement which are subject to certain limitations. The Company may, at the sole discretion of the Board of Directors, contribute to each participant's account a matching contribution which is a percentage of the participant's elective contribution for the year. For 1995 and 1994, the Company made matching contributions equal to 70% of the first 6% of the compensation deferred by each 401(k) participant subject to certain limitations as specified in the Plan agreement.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's contributions and allocation of (a) the Company's contributions and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. Forfeitures of employer matching contributions due to participant termination are used to reduce the employer's matching contribution. The benefit to which a participant is entitled is the aggregate of the participants' deferrals and roll-overs and the vested portion of the employer matching and ESOP contributions.

INVESTMENT OPTIONS:  Participants may direct, on a semiannual basis, the trustee to invest their elective 401(k) contributions as well as employer matching contributions to the Plan in any of the available investment
--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

options. Participants can individually determine their participation based on desired level of risk and return for all contributions (employer and employee) to the Plan. Effective October 1, 1994, participants have the option to invest their contributions (employer and employee) to purchase common stock of Firstbank Corporation. The ESOP portion of the Plan provides for allocation of shares of Firstbank Corporation common stock to certain qualifying employees as provided by the Plan agreement.

     FIRSTBANK CORPORATION COMMON STOCK:  Shares of Firstbank
     Corporation are traded in over-the-counter market. The range of high and low bid prices for 1995 and 1994 was $25.00 - $19.52 and $19.52 - $18.14, respectively.

     FEDERATED MONEY MARKET TRUST FOR U.S. TREASURY OBLIGATIONS:
     Investments in U.S. Treasury obligations, directly or through repurchase agreements.

     FEDERATED CAPITAL PRESERVATION FUND: Investments primarily in guaranteed investment contracts issued by highly-rated United States and Canadian insurance companies. Generally, the fund holds these guaranteed investment contracts until maturity, with an average maturity of 1.5 to 2.5 years.

     VANGUARD CORPORATE LONG-TERM BOND FUND: Investments in a diversified portfolio of investment-grade bonds and other fixed income securities. At least 70% of the fund's assets are in debt securities receiving a credit rating of no less than BBB from Moody's and/or Standard and Poor rating service.

     FEDERATED STOCKS FUND: Investments principally in a portfolio of common stocks of companies with leading positions in their industries in terms of revenue. The fund may also invest in other corporate securities, United States Government securities, repurchase agreements and money market instruments.

     VANGUARD INDEX 500 FUND:  Investments tied primarily to the price and yield performance of the Standard and Poor's 500 Composite
--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

     Stock Price Index. In an attempt to duplicate the investment performance of this index, the fund seeks to be fully invested in common stocks at all times, attempting to own all of the 500 stocks contained therein in similar proportions.

     20TH CENTURY GROWTH FUND: Investments primarily in equity securities of large capitalization companies using a growth style management strategy. The fund purchases securities of companies with at least three years of operations, emphasizing securities with a high degree of liquidity. The fund intends to remain fully invested in such securities, however, up to 10% of the fund's assets may be held in cash.

     20TH CENTURY ULTRA FUND: Investments in common stocks of medium and smaller capitalization companies.

     T. ROWE PRICE INTERNATIONAL STOCK FUND: Investments primarily in issues of well-established companies outside the United States. The fund generally invests in common stocks or other equity securities, however, it may invest up to 35% in any other type of security.

During 1996, the Plan intends to eliminate the 20th Century Growth Fund as an investment option for new contributions and add the following investment choices: Vanguard Fixed Income Total Bond Market Fund, Warburg-Pincus Emerging Growth Fund, Fidelity Overseas Fund, Vanguard International Growth Fund and 20th Century International Emerging Growth Fund.

RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death or disability while employed.

VESTING: Participants are immediately vested in their elective contributions plus actual earnings thereon. The participants' account values attributable to the Company's contributions, inclusive of ESOP contributions, are vested according to the following schedule:


--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

     COMPLETED YEARS OF SERVICE FOR VESTING       VESTED PERCENTAGE OF THE
         (AS DEFINED IN PLAN AGREEMENT)            COMPANY'S CONTRIBUTION
         ------------------------------            ----------------------
                     1                                          0%
                     2                                          0
                     3                                         25
                     4                                         50
                     5                                         75
                     6                                        100

PAYMENT OF BENEFITS: A participant or his or her beneficiary receives the vested portion in the participant's account in a lump-sum. A participant may receive the portion of his or her account invested in Firstbank stock as stock or in cash.

LOAN PROVISIONS: The Plan provides that participants can borrow funds against their account balances up to 50% of their vested account balance less the ESOP balance, or $50,000, whichever is less.

EXPENSES:  All administrative expenses are paid by the Plan sponsor.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principles and policies which significantly affect the determination of net assets and results of operations are summarized below.

BASIS OF ACCOUNTING:  Plan transactions are recorded on the accrual basis.

ESTIMATES:  The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates.
--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INVESTMENTS: Investments are stated at fair value. Mutual fund shares are traded on national exchanges and are valued at the last sales price on the date of valuation. Firstbank Corporation common stock is traded over-the-counter and is valued based on an average of the stock's bid and ask prices on the date of valuation. Participant loans are valued at cost which approximates fair value. The investment accounts include cash in short-term money market funds, which has been designated to be invested in the common stock or mutual funds.

PAYMENT OF BENEFITS:  Benefits are recorded when paid.

RECLASSIFICATIONS: Certain 1994 amounts have been reclassified to conform to the 1995 presentation.


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of plan termination, participants will become 100% vested in their accounts.


NOTE 4 - INVESTMENTS

Comerica Bank held all investment assets and executed transactions therein, through September 30, 1994. Effective October 1, 1994, the Bank of Alma, a wholly-owned subsidiary of the Plan sponsor, became the Plan trustee and holds all investment assets and executes transactions therein.

The following table presents the fair values of investments. Investments that represent 5% or more of the Plan's net assets are separately identified. The investment accounts include cash in short-term money market funds, which has been designated to be invested in the common stock or mutual funds.

--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 4 - INVESTMENTS (Continued)

                                                        1 9 9 5                     1 9 9 4
                                                        -------                     -------
                                               NUMBER OF                  NUMBER OF
                                             SHARES/UNITS     VALUE      SHARES/UNITS       VALUE
                                             ------------     -----      ------------       -----
INVESTMENTS, AS DETERMINED BY
  QUOTED MARKET PRICE
  Firstbank Corporation Common Stock           140,680      $3,690,734      146,003      $2,952,987
  Federated Money Market Trust for
    U.S. Treasury obligations                  293,810         293,810      297,682         297,682
  Federated Capital Preservation Fund           24,210         242,099       20,916         209,156
  Vanguard Corporate Long-Term
    Bond Fund                                   23,687         224,553       18,686         150,424
  Federated Stocks Fund                          4,119         123,984        3,165          76,521
  Vanguard Index 500 Fund                        5,676         326,884        4,313         185,321
  20th Century Growth Fund                       7,186         139,327        5,173          96,943
  20th Century Ultra Fund                        6,326         165,173        4,640          92,572
  T. Rowe Price International Stock Fund        20,028         244,937       14,318         162,085

INVESTMENTS, AT ESTIMATED FAIR VALUE
  Participant Loans                                             14,135
                                                            ----------                   ----------

     Total investments, at fair value                       $5,465,636                   $4,223,691
                                                            ==========                   ==========

The Plan's investments (including investments purchased, sold, as well as held during the year), appreciated in value by $871,373 during 1995 as follows:




--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 4 - INVESTMENTS (Continued)

                         NET CHANGE IN FAIR VALUE
                                                            YEAR ENDED
                                                         DECEMBER 31, 1995
                                                         -----------------
     INVESTMENTS AS DETERMINED BY QUOTED MARKET PRICE
       Firstbank Corporation Common Stock                     $701,776
       Vanguard Corporate Long-Term Bond Fund                   29,515
       Federated Stocks Fund                                    18,846
       Vanguard Index 500 Fund                                  71,186
       20th Century Growth Fund                                  1,548
       20th Century Ultra Fund                                  32,008
       T. Rowe Price International Stock Fund                   16,494
                                                              --------

         Net change in fair value                             $871,373
                                                              ========


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under DOL regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. Professional fees for the administration and audit of the Plan are paid by the Company.

The 140,680 and 146,003 shares of Firstbank Corporation common stock held by the Plan as of December 31, 1995 and 1994, respectively, represent approximately 9.1% and 9.5% of the Corporation's outstanding shares as of those dates, respectively.

As of December 31, the Plan held the following party-in-interest investments (at fair value):

--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS (Continued)

                                                                  1995            1994
                                                                  ----            ----
     Firstbank Corporation Common Stock; 140,680 shares
       and 146,003 shares in 1995 and 1994, respectively       $3,690,734      $2,952,987

ESOP shares are being allocated to accounts of certain qualifying employees, as defined in the Plan agreement, over an eight-year period which commenced in 1988. For the year ended December 31, 1995 a total of approximately 11,202 shares totaling $289,850 in value, were allocated to participant accounts.

Share amounts have been adjusted to reflect the stock dividends received in both 1995 and 1994.

Approximately $91,282 of cash dividends were paid to the Plan by Firstbank Corporation during 1995 based on shares held by the Plan on the dates of declaration. This dividend income is included as dividends in the Statement of Changes in Net Assets Available for Benefits with Fund Information. In addition, a stock dividend was declared and paid by Firstbank Corporation in 1995. As a result of this stock dividend, Firstbank Corporation issued 6,699 additional shares of Firstbank
Corporation common stock to the Plan.


NOTE 6 - TERMINATED PARTICIPANTS

Included in net assets available for benefits are amounts allocated to individuals who have withdrawn from the Plan. Amounts allocated to these participants were $16,534 at December 31, 1995 and $432,133 at December 31, 1994.



--------------------------------------------------------------------------------

                   (Continued)

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995 and 1994
---------------------------------------------------------------------------


NOTE 7 - PLAN RESTATEMENT AND AMENDMENT

On October 25, 1994 the Plan was amended and restated effective January 1, 1989 primarily to comply with requirements made by the 1986 Tax Reform Act. The most significant revision made was a change in the Plan's definition of "compensation." The Plan Document provides guidance as to this new definition. In addition, on December 30, 1994, the Plan was amended effective January 1, 1994 to revise the Plan's eligibility requirements for allocations of excess pension assets. The amendment allows for additional participants to be eligible for the allocation of excess pension assets if the allocation of these assets fails to meet the minimum participation requirements of Code Section 401(a)(26), by beginning with the participant with the highest number of years of service (including years of service with a predecessor employer) and continuing until the requirements of the Code Section 401(a)(26) are met.

NOTE 8 - TAX STATUS

The Internal Revenue Service has determined and informed Firstbank Corporation by letter dated May 24, 1995, that the Plan and related trusts are designed in accordance with the applicable sections of the Internal Revenue Code (IRC) for tax exempt status. The Plan administrator believes that the Plan continues to qualify and operate as designated.
















--------------------------------------------------------------------------------

                   (Continued)

                          SUPPLEMENTAL SCHEDULES

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
        ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             December 31, 1995
--------------------------------------------------------------------------------

Name of plan sponsor:  Firstbank Corp.
Employer identification number:  38-2633910
Three-digit plan number:  002
                                               (C)
                                    DESCRIPTION OF INVESTMENT
                 (B)                 INCLUDING MATURITY DATE,
          IDENTITY OF ISSUER,            RATE OF INTEREST,                                   (E)
           BORROWER, LESSOR,            COLLATERAL, PAR OR                 (D)             CURRENT
(A)        OR SIMILAR PARTY               MATURITY VALUE                   COST             VALUE
---        ----------------               --------------                   ----             -----
<F*>   Firstbank Corporation      140,680 shares of Firstbank
                                    Corporation common stock             $2,326,763       $3,695,313

       Federated Securities       293,810 units of Federated
         Corporation                Money Market Trust for U.S.
                                    Treasury Obligations                    293,810          293,810

       Federated Securities       24,210 units of Federated
         Corporation                Capital Preservation Fund               242,099          242,099

       Vanguard Group, Inc.       23,687 units of Vanguard
                                    Corporate Long-Term Bond
                                    Fund                                    194,883          224,553

       Federated Securities       4,119 units of Federated Stocks
         Corporation                Fund                                    111,363          123,984

       Vanguard Group, Inc.       5,676 units of Vanguard Index
                                    500 Fund                                261,868          326,884

       20th Century Investors     7,186 units of 20th Century
                                    Growth Fund                             154,613          139,327

       20th Century Investors     6,326 units of 20th Century
                                    Ultra Fund                              137,748          165,173

       T. Rowe Price Invest-      20,028 units of T. Rowe Price
         ment Services              International Stock Fund                247,219          244,937



                                      -23-

       Participant loans          Maturing through November 18,
                                    2005 with interest rates
                                    ranging from 7.25% to 8.00%                               14,135
                                                                                          ----------

                                                                                          $5,470,215
                                                                                          ==========

<F*> Party-in-interest





































--------------------------------------------------------------------------------

                FIRSTBANK CORPORATION AMENDED AND RESTATED
                 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
              ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                             December 31, 1995
--------------------------------------------------------------------------------

Name of plan sponsor:  Firstbank Corp.
Employer identification number:  38-2633910
Three-digit plan number:  002
                                                                             (F)                         (H)
      (A)                                                                  EXPENSE                     CURRENT
   IDENTITY OF            (B)               (C)         (D)       (E)      INCURRED        (G)      VALUE OF ASSET       (I)
      PARTY           DESCRIPTION         PURCHASE    SELLING    LEASE       WITH          COST     ON TRANSACTION    NET GAIN
    INVOLVED            OF ASSET           PRICE       PRICE     RENTAL   TRANSACTION    OF ASSET        DATE         OR (LOSS)
    --------            --------           -----       -----     ------   -----------    --------        ----         ---------

Firstbank        Firstbank Corporation
  Corporation      Common Stock
                   (21 purchases)         $224,834                                       $224,834      $224,834

























--------------------------------------------------------------------------------

                                      -25-